Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Badgley Funds, Inc., do hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Badgley Funds, Inc. for the year ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Badgley Funds, Inc for the stated period.


           /s/ Scott R. Vokey                     /s/ Lisa P. Guzman
           ------------------                     ------------------
           Scott R. Vokey                         Lisa P. Guzman
           President, Badgley Funds, Inc.         Treasurer, Badgley Funds, Inc.


Date       8/11/03
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A signed  original of this  written  statement  required by Section 906 has been provided to Badgley Funds, Inc. and will be retained by Badgley Funds, Inc. and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Badgley Funds, Inc. for purposes of the Securities and Exchange Act of 1934.